Exhibit 21

                      THE OHIO ART COMPANY AND SUBSIDIARIES

            Name of Subsidiaries                      Percentage of
              and Jurisdiction                        Voting Control
              of Incorporation                       Owned by Company
              ----------------                       ----------------

Strydel, Inc. (Ohio)                                       100%


Trinc Company (Ohio)                                       100%




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